Center Financial Corporation

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EXHIBIT 99.1

CENTER FINANCIAL REPORTS 2006 FIRST QUARTER RESULTS

LOS ANGELES, CA – April 27, 2006 – Center Financial Corporation (NASDAQ NM: CLFC), the holding company of Center Bank, today reported financial results for the three months ended March 31, 2006.

2006 first quarter highlights, compared with a year ago, include:

•	Net income increased 7% to $5.8 million, equal to $0.35 per diluted share

•	Net loans increased 19% to $1.2 billion

•	Total deposits grew 25% to $1.5 billion

•	Total assets increased 22% to $1.7 billion

•	Return on average assets and return on average equity equals 1.41% and 20.16%, respectively

•	Efficiency ratio equals 55.8%

•	Net interest income before provision for loan losses increased 20% to $16.7 million

•	Noninterest income even at $5.0 million

•	Quarterly cash dividends totaled $0.04 per share for the year

“Following a record year of earnings and healthy growth in our balance sheet and loan and deposit portfolios, first quarter results were moderate and reflect the impact of a significant, non-recurring investment to build up our BSA infrastructure,” said (Paul) Seon-Hong Kim, president and chief executive officer of Center Financial. “While this effort certainly restrained our financial performance in the current first quarter, we believe we have taken the appropriate steps necessary to enable us to move forward with our strategic growth objectives.

“Fortifying the platform from which we expect to grow in the years ahead, we recently announced the expansion of our sales team with the appointment of a new chief marketing officer, along with several new experienced marketing professionals,” Kim said. “We believe these investments, along with initiatives designed to further improve our internal reporting processes, will result in long-term value for our customers, employees and shareholders.”

For the three months ended March 31, 2006, net interest income before provision for loan losses rose 20% to $16.7 million from $13.8 million in the 2005 first quarter, reflecting the positive impact of prime rate increases on a largely variable rate loan portfolio, partially offset by higher interest expense on deposits. The company’s yield on interest earning assets rose to 7.54% in the 2006 first quarter from 6.34% in the same period a year ago. The net interest margin narrowed to 4.40% from 4.57% in the first quarter of 2005.

The company posted a provision for loan losses of $257,000 in the 2006 first quarter, compared with $650,000 in the same 2005 period. Allowance for loan losses to gross loans equaled 1.12% in the first quarter of 2006, versus 1.13% a year earlier.

Noninterest income was relatively equal at $5.0 million in the first quarter of 2006 and 2005.

Noninterest expense for the 2006 first quarter rose to $12.1 million from $9.4 million a year earlier principally due to non-recurring professional fees related to the company’s major effort to build up its BSA infrastructure, which included the engagement of specialized outside consultants. In addition, the company recorded higher staff,

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Center Financial Corporation

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occupancy and operational costs associated with the addition of two full-service branches in 2005 located in Seattle and Irvine. Reflecting the non-recurring professional fees in 2006 first quarter, the efficiency ratio rose to 55.8% from 49.7% in the prior-year period.

Net income for the 2006 first quarter increased 7% to $5.8 million, or $0.35 per diluted share, from $5.4 million, or $0.32 per diluted share, in the corresponding period a year ago.

For the 2006 first quarter, return on average assets was 1.41% and return on average equity was 20.16%, compared with 1.63% and 23.36%, respectively, for the same period last year.

Gross loans at March 31, 2006 increased 19% to $1.2 billion from $1.0 billion at March 31, 2005. Commercial real estate loans grew 25% from prior-year levels and accounted for 63% of the company’s gross loans at the end of the 2006 first quarter. Commercial and industrial loans, including commercial, trade finance and SBA loans, were up 9% over a year earlier and represented 30% of the gross loan portfolio at March 31, 2006. Consumer loans increased 18% over the prior year and totaled 6% of the company’s gross loan portfolio at the end of the 2006 first quarter.

“Earlier this month, Center Bank was honored to be recipient of the U.S. Small Business Administration’s (SBA) 2006 Excellence in Lending Award at the National Small Business Week 2006 event,” Kim said. “Amongst the nation’s largest and multi-national banks, Center Bank was designated as an Excellent Lender by the SBA based on the last three to five fiscal years of outstanding compounded annual growth in loan volume, consistent loan volume increases year-over-year, and exceptional credit quality. This recognition is a testament to Center Bank’s continued support of small business owners and its leadership in SBA lending. We look forward to another strong year of achievements.”

Total deposits rose 25% to $1.5 billion at March 31, 2006 from $1.2 billion a year ago. Non-interest bearing deposits were up 4% over levels a year earlier and accounted for 26% of deposits at the end of the 2006 first quarter. Interest bearing checking and savings deposits posted increases of 6% and 5%, respectively, over levels at March 31, 2005. Time deposits rose 50% over a year ago as consumers responded to the higher interest rate environment and accounted for 55% of total deposits at the end of the 2006 first quarter.

The average cost of interest-bearing deposits for the 2006 first quarter increased to 4.14% from 2.37% a year earlier. The average cost of total deposits rose to 3.09% for the current first quarter, up from 1.66% in the year-ago first quarter.

Total assets at March 31, 2006 grew 22% to $1.7 billion, up from $1.4 billion at March 31, 2005. Interest-earning assets totaled $1.5 billion at the end of the 2006 first quarter compared with $1.2 billion at March 31, 2005. The company continued to finance the growth of its total assets with the increase in deposits through its expanded network of branch offices.

The company continued to maintain excellent asset quality with total nonperforming assets totaling $3.6 million, or 0.21% of total assets, at March 31, 2006, compared with $3.5 million, or 0.25% of total assets, at March 31, 2005. Net charge-offs for 2006 first quarter totaled $210,000, compared with $94,000 in the year-ago first quarter.

Shareholders’ equity at March 31, 2006 increased 24% to $118.5 million from $95.4 million at March 31, 2005. At the end of the 2006 first quarter, Center Financial remained “well-capitalized” under all regulatory categories, with a Tier 1 risk-based capital ratio of 9.99%, a total risk-based capital ratio of 11.05%, and a Tier 1 leverage ratio of 8.17%.

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Center Financial Corporation

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Investor Conference Call

The company will host an investor conference call at 11:00 a.m. EDT (8:00 a.m. PDT) on Thursday, April 27, 2006 to review the financial results for its 2006 first quarter. The call will be open to all interested investors through a live, listen-only audio Web broadcast via the Internet at www.centerbank.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available through 8:00 p.m. EST, Wednesday, May 3, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using passcode 29811794.

About Center Financial Corporation

Center Financial Corporation is the holding company of Center Bank, a community bank offering a full range of financial services for diverse ethnic and small business customers. Founded in 1986 and specializing in commercial and SBA loans and trade finance products, Center Bank has grown to be one of the nation’s largest financial institutions focusing on the Korean-American community, with total assets of $1.7 billion at March 31, 2006. Headquartered in Los Angeles, Center Bank operates 26 branch and loan production offices across the nation. Of the company’s 17 full-service branches, 15 are located throughout Southern California, along with one branch each in Chicago and Seattle. Center Bank’s nine loan production offices are strategically located in Phoenix, Seattle, Denver, Washington D.C., Las Vegas, Atlanta, Honolulu, Houston and Dallas. Center Bank is a California state-chartered institution and its deposits are insured by the FDIC to the extent provided by law. For additional information on Center Bank, visit the company’s Web site at www.centerbank.com.

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in Center Financial Corp’s Annual Report on amended Form 10-K for the fiscal year ended Dec. 31, 2005 (See Business, and Management’s Discussion and Analysis), and other filings with the Securities and Exchange Commission (SEC) are incorporated herein by reference. These factors include, but are not limited to: competition in the financial services market for both deposits and loans; the ability of Center Financial and its subsidiaries to increase its customer base; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. Center Financial expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in the company’s expectations of results or any change in events.

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(TABLES FOLLOW)

CENTER FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)

(In thousands, except share and per share data)

	3/31/2006	12/31/2005	3/31/2005
ASSETS:
Cash and due from banks	$84,808	$79,822	$69,566
Federal funds sold	91,690	58,490	52,470
Money market funds and interest-bearing deposits in other banks	5,264	5,064	3,564

Cash and cash equivalents	181,762	143,376	125,600
Securities available for sale, at fair value	204,121	226,023	167,829
Securities held to maturity, at amortized cost (fair value of $11,147 as of March 31, 2006, $11,014 as of December 31, 2005 and $10,951 as of March 31, 2005)	11,217	11,052	10,880
Federal Home Loan Bank and Pacific Coast Bankers Bank stock, at cost	5,497	5,434	3,905
Loans, net of allowance for loan losses of $13,918 as of March 31, 2006, $13,871 as of December 31, 2005 and $11,783 as of March 31, 2005	1,218,864	1,206,408	1,017,302
Loans held for sale, at the lower of cost or market	11,781	12,741	14,591
Premises and equipment, net	13,863	14,027	12,047
Customers’ liability on acceptances	3,698	4,028	3,573
Accrued interest receivable	7,256	6,486	5,261
Deferred income taxes, net	10,117	10,205	6,443
Investments in affordable housing partnerships	4,353	4,481	3,772
Cash surrender value of life insurance	10,897	10,805	10,522
Goodwill	1,253	1,253	1,253
Intangible assets-net	360	373	413
Other assets	4,318	4,311	4,100

Total	$1,689,357	$1,661,003	$1,387,491

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Liabilities
Deposits:
Noninterest-bearing	$389,355	$395,050	$374,917
Interest-bearing	1,101,727	1,085,506	815,734

Total Deposits	1,491,082	1,480,556	1,190,651
Acceptances outstanding	3,698	4,028	3,573
Accrued interest payable	11,150	9,084	3,760
Other borrowed funds	37,243	28,643	69,268
Trust preferred securities	18,557	18,557	18,557
Accrued expenses and other liabilities	9,145	7,421	6,312

Total liabilities	1,570,875	1,548,289	1,292,121
Commitments and Contingencies
Shareholders’ Equity
Serial preferred stock, no par value; authorized 10,000,000 shares; issued and outstanding, none	—	—	—
Common stock, no par value; authorized 40,0000,000 shares; issued and outstanding, 16,476,768 as of March 31, 2006, 16,439,053 as of December 31, 2005 and 16,431,063 as of March 31, 2005	66,066	65,622	65,078
Retained earnings	53,379	48,268	31,049
Accumulated other comprehensive loss, net of tax	(963)	(1,176)	(757)

Total shareholders’ equity	118,482	112,714	95,370

Total	$1,689,357	$1,661,003	$1,387,491

CENTER FINANCIAL CORPORATION

CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended
	March 31, 2006	December 31, 2005	March 31, 2005
Interest income	$28,520	$27,505	$19,173
interest expense	11,862	10,034	5,341

Net interest income before provision for loan losses	16,658	17,471	13,832
Provision for loan losses	257	740	650

Net interest income after provision for loan losses	16,401	16,731	13,182
Noninterest Income:
Customer service fees	2,130	2,194	2,235
Fee income from trade finance transactions	953	755	902
Wire transfer fees	216	239	204
Gain on sale of loans	674	667	673
Net gain on sale of securities available for sale	—	—	50
Loan service fees	554	459	440
Other income	480	528	533

Total noninterest income	5,007	4,842	5,037

Noninterest expense:
Salaries and employee benefits	5,563	5,636	4,445
Occupancy	884	1,038	715
Furniture, fixtures, and equipment	460	479	408
Data processing	542	536	465
Professional service fees	2,060	804	798
Business promotion and advertising	845	723	650
Stationary and supplies	159	220	177
Telecommunications	173	157	129
Postage and courier service	141	197	163
Security service	263	230	175
Loss on termination of interest rate swap	—	—	306
Loss on interest rate swaps	53	32	157
Other operating expenses	947	1,343	782

Total noninterest expense	12,090	11,395	9,370

Income before income tax provision	9,318	10,178	8,849
Income tax provision	3,549	3,529	3,436

Net income	$5,769	$6,649	$5,413

Earings per share
Basic	$0.35	$0.40	$0.33

Diluted	$0.35	$0.40	$0.32

Basic average common shares outstanding	16,451,055	16,434,670	16,314,981

Diluted average common shares outstanding	16,629,328	16,725,023	16,669,068

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

(In thousands)

	Three Months Ended
	March 31, 2006			December 31, 2005			March 31, 2005
	Average Balance	Interest Income/ Expense	Rate/ Yield	Average Balance	Interest Income/ Expense	Rate/ Yield	Average Balance	Interest Income/ Expense	Rate/ Yield
Assets:
Interest-earning assets:
Loans	$1,227,712	$25,288	8.35%	$1,210,886	$25,175	8.25%	$1,027,819	$17,594	6.94%
Federal funds sold	73,806	823	4.52	32,448	323	3.94	27,385	171	2.53
Investment securities	232,294	2,409	4.21	207,564	2,007	3.84	171,608	1,408	3.33

Total interest-earning assets	1,533,812	28,520	7.54%	1,450,898	27,505	7.52%	1,226,812	19,173	6.34%

Noninterest - earning assets	128,792			132,240			117,844

Total assets	$1,662,604			$1,583,138			$1,344,656

Interest-bearing liabilities:
Deposits:
Money market and NOW accounts	$202,960	$1,360	2.72%	$199,727	$1,224	2.43%	$202,816	$840	1.68%
Savings	80,670	744	3.74	80,571	735	3.62	75,247	599	3.23
Time certificates of deposits in:
Denominations of $100,000 or more	734,453	8,392	4.63	646,188	6,745	4.14	464,211	2,938	2.57
Other time certificate of deposits	100,489	928	3.75	95,624	788	3.27	82,079	444	2.19

	1,118,572	11,424	4.14	1,022,110	9,492	3.68	824,353	4,821	2.37
Other borrowed funds	9,437	104	4.47	20,150	222	4.37	36,030	254	2.86
Long-term subordinated debentures	18,557	334	7.30	18,557	320	6.85	18,557	266	5.82

Total interest-bearing liabilities	1,146,566	11,862	4.20	1,060,817	10,034	3.75	878,940	5,341	2.46%

Noninterest-bearing liabilities:
Demand deposits	379,431			394,063			354,608

Total funding liabilities	1,525,997		3.15%	1,454,880		2.73%	1,233,548		1.76%

Other liabilities	20,567			18,029			17,123

Total noninterest-bearing liabilities	399,998			412,092			371,731
Shareholders’ equity	116,040			110,258			93,985

Total liabilities and shareholders’ equity	$1,662,604			$1,583,167			$1,344,656

Net interest income		$16,658			$17,471			$13,832

Cost of deposits			3.09%			2.66%			1.66%

Net interest spread			3.34%			3.77%			3.88%

Net interest margin			4.40%			4.78%			4.57%

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

(In thousands)

	March 31, 2006	December 31, 2005	March 31, 2005
Nonaccrual loans:
Real estate:
Construction	$1,562	$1,632	$1,726
Commercial	354	—	—
Commercial	1,088	598	426
Consumer	173	113	62
Trade Finance	—	—	532
SBA	429	600	753

Total nonperforming loans	3,606	2,943	3,499
Other real estate owned	—	—	—

Total nonperforming assets	$3,606	$2,943	$3,499

Nonperforming loans as a percent of total loans	0.29%	0.24%	0.37%
Nonperforming assets as a percent of total loans and other real estate owned	0.29%	0.24%	0.37%
Nonperforming assets to total assets	0.21%	0.17%	0.37%

	Three Months Ended March 31, 2006	Year Ended December 31, 2005	Three Months Ended March 31, 2005
Balances
Average total loans outstanding during the period	$1,241,701	$1,123,880	$1,039,245

Total loans outstanding at end of period	$1,244,563	$1,234,615	$1,043,675

Allowance for loan losses:
Balance at beginning of period	$13,871	$11,227	$11,227
Net loan charge-offs	(210)	(726)	(94)
Provision for loan losses	257	3,370	650

Balance at end of period	$14,338	$15,323	$11,971

Allowance for loan losses to nonperforming loans	385.97%	471.32%	336.75%
Allowance for loan losses to gross loans at end of period	1.12%	1.12%	1.13%
Provision for loan losses to average total loans	0.02%	0.30%	0.06%
Net loan charge-offs to average loans	0.02%	0.06%	0.01%
Net loan charge-offs to allowance for loan losses at end of period	1.51%	5.23%	0.80%
Net loan charge-offs to provision for loan losses	81.71%	21.54%	14.50%
Other ratios
Return on average assets	1.41%	1.67%	1.63%
Return on average equity	20.16%	23.92%	23.36%
Noninterest expense to average assets	3.20%	2.86%	3.10%
Efficiency ratio	55.80%	51.07%	49.66%

	March 31, 2006	December 31, 2005	March 31, 2006
Tier 1 risk-based captial ratio	9.99%	9.70%	9.89%
Total risk-based captial ratio	11.05	10.77	10.95
Tier 1 leverage ratio	8.17	8.21	8.35

CENTER FINANCIAL CORPORATION

SELECTED FINANCIAL DATA (Unaudited)

(In thousands)

	March 31, 2006		December 31, 2005		March 31, 2005
	Amount	Percent of Total	Amount	Percent of Total	Amount	Percent of Total
Real Estate:
Construction	$11,569	1%	$4,713	—%	$11,122	1%
Commercial	792,341	63	776,725	63	634,747	61
Commercial	241,331	19	243,052	20	211,248	20
Trade Finance	80,071	7	90,370	7	76,892	7
SBA	50,390	4	49,070	4	51,643	5
Other	250	—	1,473	—	159	—
Consumer	72,566	6	71,499	6	61,385	6

Total Gross Loans	1,248,518	100%	1,236,902	100%	1,047,196	100%

Less:
Allowance for Losses	13,918		13,871		11,783
Deferred Loan Fees	1,547		1,595		1,310
Discount on SBA Loans Retained	2,408		2,287		2,210

Total Net Loans and Loans Held for Sale	$1,230,645		$1,219,149		$1,031,893

Deposits:
Demand deposits (noninterest-bearing)	$389,356	26%	$395,050	26%	$374,917	31%
Money market accounts and NOW	202,159	14	221,083	15	191,288	16
Savings	82,411	5	81,654	6	78,498	7
Time deposits
Less than $100,000	102,117	7	97,433	7	82,542	7
$100,000 or more	715,039	48	685,336	46	463,406	39

Total deposits	$1,491,082	100%	$1,480,556	100%	$1,190,651	100%

	Three Months Ended March 31, 2006	Three Months Ended December 31, 2005	Three Months Ended March 31, 2005
Average Balances
Gross loans	$1,241,701	$1,224,415	$1,039,245
Net loans	1,227,712	1,210,886	1,027,819
Interest earning assets	1,533,812	1,450,898	1,226,812
Assets	1,662,604	1,583,138	1,344,656
Deposits	1,498,003	1,416,173	1,178,961
Equity	116,040	110,263	93,985